SCHEDULE 14A INFORMATION

  Revocation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {X}Preliminary Proxy Statement (Revocation of Consent Statement) {_}Definitive Proxy Statement (Revocation of Consent Statement)
  {_}Definitive Additional Materials
  {_}Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                    GREAT WESTERN FINANCIAL CORPORATION
                 -----------------------------------------
             (Name of Registrant as specified in its charter)

                    GREAT WESTERN FINANCIAL CORPORATION
                 -----------------------------------------
                (Name of person(s) filing proxy statement)

  Payment of Filing Fee (Check the appropriate box):
  {X}  No fee required.
  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11.
  (1)  Title of each class of securities to which transaction applies:
  (2)  Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _______________________________
  (4)  Proposed maximum aggregate value of transactions:  _________________
  (5)  Total fee paid.
  --------

  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registra-tion statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:  ___________________________________________
  (2)  Form, Schedule or Registration Statement No.:  _____________________
  (3)  Filing Party:  _____________________________________________________
  (4)  Date Filed:  _______________________________________________________


     PRELIMINARY COPY -- SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1997
                         [Great Western Letterhead]
                                                     ___________, 1997

     Dear Great Western Stockholder:

          On February 18, 1997, H.F. Ahmanson & Company ("Ahmanson"), a major competitor, unilaterally announced a proposal for a merger with Great Western Financial Corporation. Under
     Ahmanson's proposal, you would receive Ahmanson stock in exchange for your shares of Great Western stock.

          The same day, Ahmanson also announced that it would seek to solicit consents from Great Western's stockholders in support of an amendment to your Company's By-laws and one other matter. The two matters for which Ahmanson is soliciting consents are de-scribed in Great Western's enclosed Revocation of Consent State-ment.

          Your Board of Directors, with the assistance of its finan-cial and legal advisors, is carefully considering its responses to the Ahmanson proposal. Your Board is acutely aware of its fiduciary responsibilities, and will act at all times in the best interests of Great Western and its stockholders.

          Ahmanson, on the other hand, has absolutely no obligation to protect your interests, and can be expected to act at all times solely in its own self-interest.

          We see Ahmanson's effort to solicit your consent as a blatant attempt to limit your Board's options and flexibility in evaluating the Ahmanson proposal and related matters. For example, the By-law amendment proposed by Ahmanson, as a practical matter, could preclude the Board from attracting other potential bidders for Great Western.

          Your Board unanimously opposes Ahmanson's consent solicita-tion and strongly urges you not to sign any WHITE consent form furnished by Ahmanson.

          You can act today to protect your interests. Whether or not you have previously signed a WHITE Ahmanson consent card, please sign, date and mail the enclosed BLUE Consent Revocation Card and return it in the enclosed postage-paid envelope.

          We thank you for your consideration and we assure you that we will continue to keep you informed as events unfold.

                                        Sincerely,

     John F. Maher                      James F. Montgomery
     President and Chief                Chairman of the Board
      Executive Officer


       PRELIMINARY COPY--SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1997
                                  ____________

                      GREAT WESTERN FINANCIAL CORPORATION
                              9200 OAKDALE AVENUE
                         CHATSWORTH, CALIFORNIA 91311
                                  ____________

                        REVOCATION OF CONSENT STATEMENT
                           BY BOARD OF DIRECTORS IN
                    OPPOSITION TO H. F. AHMANSON & COMPANY
                                  ____________

                                __________, 1997

               This Revocation of Consent Statement and the accompany-ing BLUE Consent Revocation Card are being furnished by the Board of Directors (the "Board") of Great Western Financial Corpora-tion, a Delaware corporation ("Great Western"), to the holders of outstanding shares of Great Western's common stock, par value $1.00 per share (the "Common Stock"), in opposition to the solicitation (the "Ahmanson Solicitation") by H. F. Ahmanson & Company ("Ahmanson") of written consents from the stockholders of Great Western.

               On February 18, 1997, Ahmanson publicly announced a proposal for a merger between Ahmanson and Great Western pursuant to which each outstanding share of Common Stock would be convert-ed into 1.05 shares of Ahmanson common stock (the "Ahmanson
     Merger Proposal"). Ahmanson also announced its intention to solicit consents in favor of (i) a non-binding advisory resolu-tion urging the Board to consider any bona fide and concrete merger proposal received by Great Western by May 22, 1997 and, if no superior merger proposal is received by such date, to enter into a merger agreement with Ahmanson on the terms of the Ahmanson Merger Proposal and (ii) a proposed By-law amendment that, if validly adopted, would prohibit the Board from granting to any third party, without the prior consent of the Great Western stockholders, any break-up fees, stock options, "crown jewel" options or other lock-up fee arrangements in connection with a proposed merger of Great Western in excess of $100,000,000.

               GREAT WESTERN'S BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE AHMANSON SOLICITATION AND URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY AHMANSON.

               EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED AHMANSON'S WHITE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE CONSENT REVOCA-TION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE BLUE CONSENT REVOCATION CARD TODAY.

               IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BROKER OR BANKER CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE A BLUE CONSENT REVOCATION CARD ON YOUR BEHALF TODAY.

               This Statement and the enclosed BLUE Consent Revocation Card are first being mailed to stockholders on or about _________ __, 1997.

               If you have any questions about giving your revocation of consent or require assistance, please call Georgeson & Compa-ny, Inc., the firm assisting Great Western in this solicitation, at the phone numbers shown below:

                         GEORGESON & COMPANY, INC.
                             WALL STREET PLAZA
                         NEW YORK, NEW YORK  10005
                      CALL TOLL FREE:  (800) 223-2064
               BANKS & BROKERS CALL COLLECT:  (212) 440-9800


               REASONS FOR OPPOSING THE AHMANSON SOLICITATION

               Ahmanson is soliciting consents in favor of approval of two proposals (together, the "Ahmanson Consent Proposals"). The text of the two Ahmanson Consent Proposals is set forth below:

     AHMANSON PROPOSAL 1:

          The following non-binding resolution is hereby adopted:

          "RESOLVED, that the stockholders of Great Western Financial Corporation ("Great Western") urge the Great Western Board of Directors (the "Great Western Board") to consider any bona fide and concrete merger proposal received by Great Western by May 22, 1997 and, if no proposal superior to the H.F. Ahmanson & Company ("Ahmanson") merger proposal (set forth in Ahmanson's letter to Great Western, dated February 17, 1997) is received, to enter into a merger agreement with Ahmanson in accordance with the Ahmanson merger propos-al and take all actions necessary to facilitate such merger. In determining whether another merger proposal is superior to the Ahmanson merger proposal, the Great Western Board shall take into account the potential that the Great Western stockholders will receive a substantial portion of the value of the cost savings resulting from a merger with Ahmanson."

     AHMANSON PROPOSAL 2:

          Section 13 of the By-laws of Great Western is hereby amended by inserting immediately before the penultimate sentence thereof the following sentence:

          "The Board of Directors may not, without the prior approval of a majority of the stockholders of the Corporation having voting power, grant a third party break-up fees, stock options, "crown jewel" options or other lock-up arrangements in connection with an "Ac-quisition Transaction" as hereinafter defined, unless such agreement contains a provision ensuring that the aggregate value of all such break-up fees, stock op-tions, "crown jewel" options and other lock-up fee arrangements can never exceed $100,000,000; "Acquisi-tion Transaction" means any merger, consolidation or similar transaction involving, or any purchase of all or any substantial portion of the assets, deposits or any equity securities of, the Corporation or any of its subsidiaries; this sentence may not be amended or deleted without the affirmative vote of the holders of a majority of the stock of the Corporation having voting power."

               The Board, with the assistance of Great Western's financial and legal advisors, is currently evaluating the Ahmanson Merger Proposal and related matters. Stockholders of Great Western should be assured that the Board is fully aware of its fiduciary duties and, as always, intends to, and will, act in a manner consistent with such duties and in the best interests of Great Western and its stockholders.

               By urging that the Board consider any bona fide merger proposal, Ahmanson is asking the Board to take action that it would take in any event in the exercise of its fiduciary duties. However, by urging the Board to accept the Ahmanson Merger Proposal on May 22, 1997 if no other superior proposal is re-ceived by such date, Ahmanson is attempting to pressure your Board of Directors into accepting Ahmanson's Merger Proposal at a future date without consideration of the facts and circumstances which may exist at that time, including whether the Ahmanson Merger Proposal is the best alternative course of action avail-able to Great Western, its stockholders, and other constituen-cies. Accordingly, the Board unanimously believes that Proposal 1 is inconsistent with the proper exercise of the Board's fidu-ciary duties and its obligations under Delaware law, and is not in the best interests of Great Western's stockholders.

               With respect to Proposal 2, while, as stated above, the Board has not yet made any determination concerning the best course of action for Great Western and its stockholders, Great Western recognizes that break-up fee arrangements are typically a condition to any strategic business combination proposal in the financial services industry. Great Western believes that the proposed By-law amendment, if validly adopted, can only serve to impede the Board's ability to act promptly in the best interest of Great Western's stockholders. Further, Great Western believes that Proposal 2 could limit the Board's strategic alternatives by deterring third parties who might otherwise be interested in pursuing a strategic business combination with Great Western.

               GREAT WESTERN'S BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE AHMANSON SOLICITATION AND URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY AHMANSON.

               EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED AHMANSON'S WHITE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE CONSENT REVOCA-TION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

               IF YOU HAVE ANY QUESTIONS, PLEASE CALL GEORGESON &
     COMPANY, INC. TOLL-FREE AT (800) 223-2064. BANKS AND BROKERS SHOULD CALL COLLECT AT (212) 440-9800.


                           THE CONSENT PROCEDURE

               Under Delaware law, the unrevoked consent of the holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date (as defined below) must be obtained within the time limits specified herein to adopt each of the Ahmanson Consent Proposals. Each share of Common Stock is entitled to one vote per share. Since consents are required from the holders of record of a majority of the outstanding shares of Common Stock in order for each of the Ahmanson Consent Proposals to be adopted, an abstention from voting or a broker non-vote will have the practical effect of a vote against such proposals.

               Under Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), in order to be effective, con-sents with respect to the Ahmanson Consent Proposals must be delivered within 60 days of the earliest dated consent with respect to the Ahmanson Consent Proposals delivered to Great Western. As of the date of this Statement, no consent with respect to the Ahmanson Consent Proposals has been delivered to Great Western.

               On February 20, 1997, the Board adopted an amendment to Great Western's By-laws designed to establish orderly procedures for the setting of a record date for consent solicitations.
     Section 11 of the By-laws now provides that any stockholder of Great Western seeking to have Great Western's stockholders authorize or take corporate action by written consent shall, by written notice to Great Western's Secretary, request the Board to fix a record date. The Board will be required, within ten days after the date such request is received, to adopt a resolution fixing the record date. Under Section 213 of the DGCL and under
     Section 11 of the By-laws, the record date must be within ten days of the date of the resolution fixing the record date. On February 21, 1997, Ahmanson requested that the Board fix a record date for the Ahmanson Solicitation. On _______, 1997, the Board fixed a record date of _______, 1997 (the "Record Date"). As of the Record Date, there were ______ shares of Common Stock issued and outstanding.

               A stockholder may revoke any previously signed consent by signing, dating and returning a BLUE Consent Revocation Card. A consent may also be revoked by delivery of a written consent revocation to Ahmanson. STOCKHOLDERS ARE URGED, HOWEVER, TO DELIVER ALL CONSENT REVOCATIONS TO GEORGESON & COMPANY, INC. ("Georgeson"), THE FIRM ASSISTING GREAT WESTERN IN THIS SOLICITA-TION, AT WALL STREET PLAZA, NEW YORK, NEW YORK 10005. Great Western requests that if a consent revocation is instead deliv-ered to Ahmanson, a photostatic copy of the revocation also be delivered to Great Western c/o Georgeson at the address set forth above, so that Great Western will be aware of all revocations. Any consent revocation may itself be revoked at any time by signing, dating and returning to Ahmanson a subsequently dated WHITE consent card sent to you by Ahmanson, or by delivery of a written revocation of such consent revocation to Great Western or Ahmanson.

               If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock broker-age firm, bank nominee or other similar "street name" holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed BLUE Consent Revocation Card on your behalf. You are urged to confirm in writing your in-structions to the person responsible for your account and provide a copy of those instructions to Great Western in care of Georgeson at the address set forth above so that Great Western will be aware of your instructions and can attempt to insure such instructions are followed.

               YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO AHMANSON. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THE BLUE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE BLUE CONSENT REVOCATION CARD WITH RESPECT TO THE AHMANSON PROPOSALS, THE CARD WILL BE USED IN ACCORDANCE WITH THE GREAT WESTERN BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

               IF YOU ARE AGAINST THE AHMANSON PROPOSALS AND HAVE NOT SIGNED AN AHMANSON CONSENT, YOU MAY SHOW YOUR OPPOSITION TO THE AHMANSON PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT REVOCATION CARD. THIS WILL BETTER ENABLE GREAT WESTERN TO KEEP TRACK OF HOW MANY STOCKHOLDERS OPPOSE THE AHMANSON PROPOSALS.

               Great Western has retained Georgeson to assist in communicating with stockholders in connection with the Ahmanson Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your BLUE Consent Revocation Card or any other questions, Georgeson will be pleased to assist you. You may call Georgeson toll-free at (800) 233-2064.


             BENEFICIAL OWNERSHIP OF GREAT WESTERN'S SECURITIES

                    BY DIRECTORS AND EXECUTIVE OFFICERS

               The following table sets forth the number of shares of each class of equity securities of Great Western beneficially owned as of February 24, 1997 (with the exception of shares held in Great Western's Employee Savings Plan, which are reported as of December 31, 1996) by each director and certain executive officers and by all directors and executive officers as a group (17 persons). For the purposes of this Statement, beneficial ownership is defined in accordance with the rules of the Securi-ties and Exchange Commission (the "SEC") and means generally the power to vote or dispose of securities, regardless of any econom-ic interest.

                                                       PERCENT OF
                                  AMOUNT AND NATURE OF OUTSTANDING
                                BENEFICIAL OWNERSHIP OF   COMMON
      NAME OF BENEFICIAL OWNER  SHARES OF COMMON STOCK    STOCK

     David Alexander . . . . .            22,675(2)       (1)
     H. Frederick Christie . .            26,250(2)       (1)
     Charles D. Miller . . . .            30,000(3)       (1)
     Stephen E. Frank  . . . .            41,250(4)       (1)
     John V. Giovenco  . . . .            38,750(2)       (1)
     Firmin A. Gryp  . . . . .           103,644(2)(5)    (1)
     Enrique Hernandez, Jr.  .             9,250(4)       (1)
     James F. Montgomery . . .           605,488(6)       (1)
     Alberta E. Siegel . . . .            25,000(2)       (1)
     Willis B. Wood, Jr. . . .            16,750(7)       (1)
     John F. Maher . . . . . .           611,762(8)       (1)
     J. Lance Erikson  . . . .           119,845(9)       (1)
     Carl F. Geuther . . . . .           220,350(10)       (1)
     Michael M. Pappas . . . .           249,525(11)       (1)
     A. William Schenck, III .            68,288(12)       (1)
     Jaynie M. Studenmund  . .            10,600           (1)
     Raymond W. Sims . . . . .                 0
     All Directors and Executive
       Officers as a Group . .         2,199,427(13)     1.58%
     ____________________

     (1) Certain directors and executive officers share with their spouses voting and investment powers with respect to these shares. The percentage of shares beneficially owned by any director or executive officer does not exceed one percent of the outstanding shares of Common Stock.
     (2) Includes 21,250 shares subject to options granted to this Director under Great Western's 1988 Stock Option and Incen-tive Plan (the "1988 Incentive Plan") which are exercisable within 60 days of February 24, 1997.
     (3) Includes 18,750 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.
     (4) Includes 8,750 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.
     (5) Includes 112 shares held by the trustee under Great Western's Employee Savings Incentive Plan (the "Employee Savings Incentive Plan").
     (6) Includes 495,600 shares subject to options exercisable within 60 days of February 24, 1997 and 945 shares held by the Trustee under the Employee Savings Incentive Plan.
     (7) Includes 16,250 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997.
     (8) Includes 396,137 shares subject to options granted to this Director under the 1988 Incentive Plan which are exercisable within 60 days of February 24, 1997 and 25 shares held by the Trustee under the Employee Savings Incentive Plan.
     (9) Includes 99,010 shares subject to options exercisable within 60 days of February 24, 1997 and 112 held by the Trustee under the Employee Savings Incentive Plan.
     (10) Includes 179,845 shares subject to options exercisable within 60 days of February 24, 1997.
     (11) Includes 172,500 shares subject to options exercisable within 60 days of February 24, 1997.
     (12) Includes 49,762 shares subject to options exercisable within 60 days of February 24, 1997.
     (13) Includes options to purchase 1,551,604 shares under employee stock options which are exercisable on or within 60 days after February 24, 1997, and 1,194 shares held in trust under the Employee Savings Incentive Plan with respect to which such persons have the right to direct the vote.


                                 BY OTHERS

               The following entities are the only stockholders known to Great Western to be the beneficial owners of more than 5% of Great Western's equity securities. This information has been obtained from reports filed pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.



                                        AMOUNT AND NATURE OF    PERCENT OF
     NAME AND ADDRESS OF               BENEFICIAL OWNERSHIP OF  OUTSTANDING
      BENEFICIAL OWNER                  SHARES OF COMMON STOCK  COMMON STOCK
     -------------------               -----------------------  ------------
     Wellington Management Company LLP . .      8,771,730 (1)        6.37%
       75 State Street
       Boston, Massachusetts  02109
     Vanguard/Windsor Funds, Inc. . . . . .     8,236,786 (2)        5.98%
       Vanguard Financial Center
       Valley Forge, Pennsylvania  19482

     ____________________

     (1) Wellington Management Company ("WMC") has reported that it is an investment adviser and, as such, is considered benefi-cial owner in the aggregate of the shares listed in the table. WMC has declared that it has shared power to vote 53,902 of the shares and shared dispositive power over all of the shares shown in the table. The shares shown in the table for the Vanguard/Windsor Funds, Inc. are also included in the total amount reported in the table for WMC.
     (2) Vanguard/Windsor Funds, Inc. ("Vanguard/Windsor") has re-ported that it is an investment company and, as such, is considered the beneficial owner in the aggregate of the shares listed in the table. Vanguard/Windsor has declared that it has sole power to vote or direct the vote and shared power to dispose or to direct the disposition of the shares shown in the table.

                             CERTAIN LITIGATION

               On February 18, 1997, Ahmanson filed a Verified Com-plaint for Declaratory and Injunctive Relief against Great Western and its directors in the Court of Chancery of the State of Delaware. The Complaint alleges, among other things, that:
     (i) the defendants have breached their fiduciary duties with respect to the stockholder rights plan adopted by the Board in June 1986, as amended in June 1995 (the "Rights Plan"); (ii) the adoption of any defensive measure by the defendants which has the effect of impeding, thwarting, frustrating or interfering with the Ahmanson Merger Proposal would constitute a breach of the defendants' fiduciary duties; and (iii) the individual directors of Great Western have breached their fiduciary duties with respect to Section 203 of the DGCL (the "Delaware Business Combination Statute").

               Ahmanson seeks declaratory and injunctive relief as follows: (i) an order enjoining the defendants from adopting any defensive measure which has the effect of impeding, thwarting, frustrating or interfering with the Ahmanson Merger Proposal;
     (ii) an order compelling the defendants to redeem the rights associated with the Rights Plan or to amend the Rights Plan so as to make it inapplicable to the Ahmanson Merger Proposal; (iii) an order enjoining the defendants from taking any action pursuant to the Rights Plan that would dilute or interfere with Ahmanson's voting rights or otherwise discriminate against Ahmanson; (iv) an order compelling the defendants to approve the Ahmanson Merger Proposal for the purposes of the Delaware Business Combination Statute; (v) an order enjoining the defendants from taking any action to enforce or apply the Delaware Business Combination Statute that would impede, thwart, frustrate or interfere with the Ahmanson Merger Proposal; and (vi) an order awarding Ahmanson its costs and expenses in the action.

               On February 18, 1997, Complaints were also filed against Great Western and its directors in the Court of Chancery of the State of Delaware by Fred T. Isquith, Harry Lewis, Bernd Bildstein, Charles Uttenreither and Melvyn Zupnick. Each action was brought on behalf of the plaintiff, individually, and as a purported class action on behalf of all stockholders of Great Western. The Complaints allege, among other things, that the defendants are violating their fiduciary duties owed to the stockholders of Great Western with respect to the Ahmanson Merger Proposal. Each plaintiff seeks: (i) an order declaring that the action may be maintained as a class action; (ii) an order prelim-inarily and permanently enjoining the defendants to consider and negotiate with respect to all bona fide offers or proposals for Great Western or its assets, in the best interests of Great Western stockholders; and (iii) compensatory damages, the costs and disbursements of the action and such other and further relief as may be just and proper.

               Great Western and its directors deny the operative allegations and intend to vigorously defend the claims in the above-described Complaints; however, answers to the Complaints have not yet been filed and discovery has not yet commenced.

                        SOLICITATION OF REVOCATIONS

               The cost of the solicitation of revocations of consent will be borne by Great Western. Great Western estimates that the total expenditures in connection with such solicitation (includ-ing the fees and expenses of Great Western's attorneys, public relations advisers and solicitors, and advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees), will be approximately $_______, of which $__________has been spent to date. In addition to solici-tation by mail, directors, officers and other Great Western employees may, without additional compensation, solicit revoca-tions by mail, in person, by telecommunication or by other electronic means.

               Great Western has retained Georgeson, at an estimated fee of $________, plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations, as well as to assist Great Western with its communications with its stockholders with respect to, and to provide other services to Great Western in connection with, Great Western's opposition to the Ahmanson Solicitation. Approximately 100 persons will be utilized by Georgeson in its efforts. Great Western will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding Great Western's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. Great Western has agreed to indemnify Georgeson against certain liabilities and expenses in connection with its engage-ment, including certain liabilities under the federal securities laws.

                      PARTICIPANTS IN THE SOLICITATION

               Under applicable regulations of the SEC, each member of the Board, the executive officers of Great Western and certain other members of management of Great Western may be deemed to be a "participant" in Great Western's solicitation of revocations of consent. The principal occupations and business addresses of each participant are set forth in Schedule A. Information about the present ownership by directors and executive officers of Great Western of Great Western's securities is provided in "Beneficial Ownership of Directors and Executive Officers", and the present ownership of Great Western's securities by partici-pants, other than the directors and executive officers, is listed on Schedule A.

                              APPRAISAL RIGHTS

               No appraisal rights are or will be available under Delaware law in connection with the Ahmanson Solicitation.

                             STOCKHOLDER PROPOSALS

               In order to have been considered for inclusion in Great Western's proxy materials for the 1997 Annual Meeting, stockhold-er proposals must have been received by Great Western at its headquarters office not later than November 21, 1996, and must have satisfied the conditions established by the SEC for stock-holder proposals to be included in Great Western's proxy materi-als for that meeting.

                                             J. LANCE ERIKSON,

     ______________, 1997                    Secretary



                                 IMPORTANT

     1. If your shares are registered in your own names, please sign, date and mail the enclosed BLUE Consent Revocation Card to Georgeson & Company Inc., in the postage-paid envelope provided.

     2. If you have previously signed and returned a WHITE consent card to Ahmanson, you have every right to change your vote. Only your latest dated card will count. You may revoke any WHITE consent card already sent to Ahmanson by signing, dating and mailing the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided.

     3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Consent Revocation Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE Consent Revocation Card to be issued representing your shares.

     4. After signing the enclosed BLUE Consent Revocation Card, do not sign or return the WHITE consent card. Do not even use
     Ahmanson's WHITE consent card to indicate your opposition to the Ahmanson Proposals.

          If you have any questions about giving your revocation of consent or require assistance, please call:

                           GEORGESON & COMPANY, INC
                               WALL STREET PLAZA
                           NEW YORK, NEW YORK 10005
                        CALL TOLL FREE:  (800) 223-2064
                 BANKS & BROKERS CALL COLLECT:  (212) 440-9800


                                                            SCHEDULE A

        INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
       GREAT WESTERN AND CERTAIN EMPLOYEES OF GREAT WESTERN WHO MAY ALSO
                        SOLICIT REVOCATION OF CONSENTS

          The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of Great Western and certain employees and other representatives of Great Western who may also solicit revocations of consents from stock-holders of Great Western. Unless otherwise indicated, the principal occupation refers to such person's position with Great Western and the business address is Great Western Financial Corporation, 9200 Oakdale Avenue, Chatsworth, California 91311.

                      GREAT WESTERN FINANCIAL CORPORATION
                      -----------------------------------

                                   DIRECTORS

   NAME                       BUSINESS ADDRESS          PRINCIPAL OCCUPATION
   ----                       ----------------          --------------------

   James F. Montgomery                                Chairman and former
                                                        Chief Executive
                                                        Officer

   John F. Maher                                      President and Chief
                                                        Executive Officer

   Dr. David Alexander     807 North College Avenue   President Emeritus and
                           Claremont, CA  91711         Trustees' Professor,
                                                        Pomona College

   H. Frederick Christie   Post Office Box 144        Consultant
                           548 Paseo Del Mar
                           Palos Verdes Estates, CA
                             90274

   Stephen E. Frank        Southern California        President and Chief
                             Edison Company             Operating Officer,
                           Post Office Box  800         Edison International,
                           Rosemead, CA  91770          a public utility company

   John V. Giovenco        175 Phillip Road           Consultant and former
                           Woodside, CA  94062          President and director
                                                        of Hilton Hotels
                                                        Corporation

   Firmin A. Gryp          Great Western Bank         Retired, former Executive
                           425 Main Street              Vice President
                           Salinas, CA  93901

   Enrique Hernandez, Jr.  Inter-Con Security         President, Inter-Con
                             Systems, Inc.              Security Systems, Inc.
                           900 South Garfield Avenue
                           Alhambra, CA  91801-4441

   Charles D. Miller       Avery Dennison             Chairman and Chief
                             Corporation                Executive Officer,
                           150 North Orange Grove Blvd. Avery Dennison
                           Pasedena, CA  91103          Corporation

   Dr. Alberta E. Siegel   1850 Sand Hill Road, #49   Retired, former Professor
                           Palo Alto, CA  94304         of Psychology, Stanford
                                                        University School
                                                        of Medicine

   Willis B. Wood, Jr.     Pacific Enterprise         Chairman and Chief
                           Post Office Box 60043        Executive Officer,
                           Los Angeles, CA              Pacific Enterprises,
                             90060-0043                 the holding company of
                                                        Southern California
                                                        Gas Company

                              EXECUTIVE OFFICERS

   NAME                       BUSINESS ADDRESS          PRINCIPAL OCCUPATION
   ----                       ----------------          --------------------

   J. Lance Erikson                                   Executive Vice Presi-
                                                        dent, Secretary and
                                                        General Counsel

   Carl F. Geuther                                    Vice Chairman and Chief
                                                        Financial Officer

   Michael M. Pappas       Great Western Consumer     Vice Chairman and Presi-
                             Finance Group              dent, Consumer Finance
                           8900 Grand Oak Circle        Division
                           Tampa, Fl  33637-1050

   A. William Schenck III                             Vice Chairman

   Raymond W. Sims                                    Executive Vice President

   Jaynie M. Studenmund                               Executive Vice President

                                  MANAGEMENT

                           OWNERSHIP OF
                           GREAT WESTERN
   NAME                    COMMON STOCK               PRINCIPAL OCCUPATION
   ----                    -------------              --------------------

   Stephen F. Adams           20,420                  First Vice President,
                                                        Associate General
                                                        Counsel, and
                                                        Assistant Secretary

   Bruce F. Antenberg         74,974                  Senior Vice President-
                                                        Finance, Treasurer
                                                        and Assistant Secretary

   Barry R. Barkley            8,000                  Senior Vice President
                                                        and Controller

   Ian D. Campbell            23,792                  Senior Vice President

   Charles Coleman                 0                  Vice President,
                                                        Great Western Bank

   Allen D. Meadows           20,850                  Senior Vice President,
                                                        Great Western Bank

   John A. Trotter            27,016                  First Vice President,
                                                        Great Western Bank


                              PRELIMINARY COPY
               SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1997

                 [FORM OF CONSENT REVOCATION CARD -- BLUE]

                    GREAT WESTERN FINANCIAL CORPORATION

            THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
                         THE BOARD OF DIRECTORS OF
                    GREAT WESTERN FINANCIAL CORPORATION
                    IN OPPOSITION TO THE SOLICITATION BY
                          H.F. AHMANSON & COMPANY

               The undersigned, a holder of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Great Western Financial Corporation ("Great Western"), acting with respect to all of the shares of Common Stock held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

               THE BOARD OF DIRECTORS OF GREAT WESTERN FINANCIAL
     CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT". PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     AHMANSON PROPOSAL 1: Non-binding resolution regarding the consideration of merger proposals.

          [__] REVOKE CONSENT   [__] DO NOT REVOKE CONSENT   [__] ABSTAIN

     AHMANSON PROPOSAL 2: By-law amendment requiring stockholder approval for grant of lock-up or certain other similar arrange-ments with a value in excess of $100,000,000.

          [__] REVOKE CONSENT    [__] DO NOT REVOKE CONSENT  [__] ABSTAIN

               IF NO DIRECTION IS MADE, THIS REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.


               Please sign your name below exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated:  __________________, 1997


                                   --------------------------------
                                   Signature:
                                   Title:


                                   --------------------------------
                                   Signature (if held jointly)
                                   Title:

       PLEASE SIGN, DATE AND RETURN THIS CONSENT REVOCATION PROMPTLY.